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                            OSI PHARMACEUTICALS, INC.
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                         Three months
                                            ended                        Years ended September 31,
                                         12/31/2001       2001         2000        1999         1998         1997
-                                        ----------       ----         ----        ----         ----         ----
Loss before cumulative effect
 of accounting change and loss
 from equity investee                    (142,382,066) (20,886,979) (15,999,749) (9,598,437)  (9,183,387) (8,557,226)
Add: Fixed Charges                            321,417      745,678      688,935     535,370      383,481     387,452
                                        -----------------------------------------------------------------------------
Loss before cumulative effect
 of accounting change and loss
 from equity investee as adjusted        (142,060,649) (20,141,301) (15,310,814) (9,063,067)  (8,799,906) (8,169,774)
                                        =============================================================================

Fixed Charges:
    Interest expense                           79,745       50,011       32,268      24,370       20,148      27,119
    Estimated interest component of rent      241,672      695,667      656,667     511,000      363,333     360,333
                                        -----------------------------------------------------------------------------
Total Fixed charges                           321,417      745,678      688,935     535,370      383,481     387,452
                                        -----------------------------------------------------------------------------
    Ratio                                      (1)           (1)          (1)          (1)         (1)          (1)

    (1) Earnings (as defined) for the period were insufficient to cover fixed charges by an amount equal to the loss before cumulative effect of accounting change and loss from equity investee for the period.